RYDEX ETF TRUST
                         9601 BLACKWELL ROAD, SUITE 500
                               ROCKVILLE, MD 20850

November 15, 2010

State Street Bank and Trust Company
One Lincoln Street
Boston, MA 02111
Attention: Michael F. Rogers, Executive Vice President

Ladies and Gentlemen:

     Reference is made to the Custodian Agreement between Rydex ETF Trust (the "Fund") and State Street Bank and Trust Company ("State Street") dated as of May 3, 2005, including Appendix A thereto (as amended, the "Agreement").

     Pursuant to Section 18.6 of the Agreement, this letter is to provide written notice to State Street of the Fund's desire to include the following series (the "Additional Series") as additional Portfolios under the Agreement:

          RYDEX MSCI EAFE EQUAL WEIGHT ETF
          RYDEX MSCI EMERGING MARKETS EQUAL WEIGHT ETF
          RYDEX MSCI ACWI EQUAL WEIGHT ETF
          RYDEX RUSSELL MIDCAP EQUAL WEIGHT ETF
          RYDEX RUSSELL 1000(R) EQUAL WEIGHT ETF
          RYDEX RUSSELL 2000(R) EQUAL WEIGHT ETF

                  [Remainder of Page Intentionally Left Blank]

     In accordance with such section, we request that State Street confirm that it will render services as custodian with respect to the Additional Series and that Appendix A to the Agreement be amended in its entirety and replaced with a new Appendix A annexed hereto.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Fund and retaining one copy for your records.

                                        Very truly yours,

                                        RYDEX ETF TRUST


                                        By: /s/ Joseph Arruda
                                            ------------------------------------
                                        Name:  Joseph Arruda
                                        Title: Assistant Treasurer

                                        Accepted:

                                        STATE STREET BANK AND TRUST COMPANY


                                        By: /s/ Michael F. Rogers
                                            ------------------------------------
                                        Name:  Michael F. Rogers
                                        Title: Executive Vice President

                                  APPENDIX A(1)
                    TO CUSTODIAN AGREEMENT DATED MAY 3, 2005

                        EFFECTIVE AS OF NOVEMBER 15, 2010

     Rydex Russell Top 50 ETF
     Rydex S&P Equal Weight ETF
     Rydex S&P 500 Pure Value ETF
     Rydex S&P 500 Pure Growth ETF
     Rydex S&P MidCap 400 Pure Value ETF
     Rydex S&P MidCap 400 Pure Growth ETF
     Rydex S&P MidCap 600 Pure Value ETF
     Rydex S&P MidCap 600 Pure Growth ETF
     Rydex S&P Equal Weight Consumer Discretionary ETF
     Rydex S&P Equal Weight Consumer Staples ETF
     Rydex S&P Equal Weight Energy ETF
     Rydex S&P Equal Weight Financial ETF
     Rydex S&P Equal Weight Health Care ETF
     Rydex S&P Equal Weight Industrial ETF
     Rydex S&P Equal Weight Materials ETF
     Rydex S&P Equal Weight Technology ETF
     Rydex S&P Equal Weight Utilities ETF
     Rydex 2x S&P 500 ETF
     Rydex Inverse 2x S&P 500 ETF
     Rydex MSCI EAFE Equal Weight ETF
     Rydex MSCI Emerging Markets Equal Weight ETF
     Rydex MSCI ACWI Equal Weight ETF
     Rydex Russell Midcap Equal Weight ETF
     Rydex Russell 1000(R) Equal Weight ETF
     Rydex Russell 2000(R) Equal Weight ETF

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(1) This APPENDIX A reflects the termination of each of Rydex 2x S&P MidCap 400 ETF, Rydex Inverse 2x S&P MidCap 400 ETF, Rydex 2x Russell 2000 ETF, Rydex Inverse 2x Russell 2000 ETF, Rydex 2x S&P Select Sector Health Care ETF, Rydex Inverse 2x S&P Select Sector Health Care ETF, Rydex 2x S&P Select Sector Technology ETF, Rydex Inverse 2x S&P Select Sector Technology ETF, Rydex 2x S&P Select Sector Energy ETF, Rydex Inverse 2x S&P Select Sector Energy ETF, Rydex 2x S&P Select Sector Financial ETF, and Rydex Inverse 2x S&P Select Sector Financial ETF.